Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800-618-BANK
www.unitybank.com
NewsNewsNewsNewsNews

For Immediate Release:

January 24, 2018
News Media & Financial Analyst Contact:
Alan J. Bedner, EVP
Chief Financial Officer
(908) 713-4308

Unity Bancorp Reports Quarterly Net Income of $2.5 million or $0.23 per share and
Core Net Income for the Quarter, Excluding the Impact of Nonrecurring Items,
of $4.2 million or $0.39 per share

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of
$2.5 million or $0.23 per diluted share for the three months ended December 31, 2017, compared to net income of $3.2 million, or $0.32 per diluted share, for the three months ended December 31, 2016. Return on average assets and average common equity for the quarter were 0.74% and 8.54%, respectively, compared to 1.07% and 13.47% for the same period a year ago.

For the year ended December 31, 2017, net income was $12.9 million or $1.20 per diluted share, compared to net income of $13.2 million or $1.38 per diluted share for the prior year. Return on average assets and average common equity for the year ended December 31, 2017 was 1.02% and 11.47%, respectively compared to 1.17% and 15.37% for the prior year.

Net income presented above includes the impact of the “Tax Cuts and Jobs Act” which was signed into law on December 22, 2017, as well as a gain on the repurchase of subordinated debentures in 2016. The “Tax Cuts and Jobs Act”, which lowered the corporate tax rate from 35% to 21%, will provide a significant tax benefit in 2018 and beyond. However, net income for 2017 was adversely impacted. Under ASC 740, Income Taxes, Unity was required to adjust its deferred income tax balances as of the enactment date to reflect a rate of 21%. This adjustment resulted in a $1.7 million increase in income tax expense. In February 2016, the Company repurchased $5.0 million of its outstanding subordinated “capital qualifying” debentures at a price of $0.5475 per dollar, thus reducing its outstanding subordinated debt to $10.3 million. The repurchase resulted in a nonrecurring pre-tax gain of approximately $2.26 million.

Core net income, which excludes the impact of the nonrecurring items discussed above, was $4.2 million or $0.39 per diluted share for the quarter ended December 31, 2017, an increase of 34.0% over $3.2 million or $0.32 per diluted share a year ago. Core return on average assets and average common equity for the quarter ended December 31, 2017 were 1.25% and 14.46%, respectively, compared to 1.07% and 13.47% for the same period a year ago.

Core net income was $14.6 million or $1.36 per diluted share for 2017, an increase of 24.7% over $11.7 million or $1.23 per diluted share a year ago. Core return on average assets and average common equity for the year ended December 31, 2017 were 1.15% and 13.02%, respectively, compared to 1.04% and 13.65% for the same period a year ago.

The core earnings presented above exclude the impact of nonrecurring items such as the 2017 adjustment to deferred tax assets due to the changes in corporate tax rates and the 2016 gain on the sale of subordinated debt. Management believes excluding these items from net income and reporting it in a format which is not in compliance with generally accepted accounting principles (“non-GAAP”) is beneficial to the reader and provides better comparability of the Company’s performance over both periods.

Fourth quarter highlights included:

•	Opened our new Ramsey, NJ branch and relocated the Phillipsburg, NJ branch. The new Bethlehem, PA branch is expected to open near the end of March.

•	Loans grew 20.3% from year-end, reflecting a 26.3% increase in residential mortgage loans, 20.0% increase in consumer loans and 19.2% increase in commercial loans.

•	Deposits increased 10.3%, reflecting an 18.6% increase in noninterest-bearing demand deposits, 13.3% increase in interest-bearing deposits and a 9.1% increase in savings deposits.

•	Net interest income increased 24.3% to $12.5 million compared to the prior year’s quarter due to earning asset growth and improved margins.

•	Net interest margin increased to 3.91% this quarter compared to 3.60% in the prior year’s quarter due to strong loan growth and the benefit of a rising rate environment.

•	Credit quality continues to improve. Nonperforming loans fell to $3.0 million.

•	The Company provided all non-executive employees with a bonus of $750 each in response to the federal tax reform legislation at a cost of approximately $150 thousand.

•	Unity Bank received the prestigious “5-Star Rating” from Bauer Financial indicating excellence among financial institutions in capital adequacy, profitability and asset quality.

“We are all extremely proud of our performance in 2017,” stated James A. Hughes, President and CEO. “Due to our record loan growth and our expanding margin, our performance in 2017 significantly exceeded our forecasts.  We expanded our geographic footprint with the opening of the Ramsey, NJ branch this quarter and will be opening our Bethlehem, PA branch this spring. I am confident that we can continue to expand our franchise while we grow our profitability. Our performance is a testament to the competency of our team of exceptional employees.  As such, the Board felt it was appropriate to share some of the future tax benefit with the employees for a job well done.”

Net Interest Income
Net interest income, our primary driver of earnings, increased $2.4 million to $12.5 million for the quarter ended December 31, 2017 compared to the prior year’s quarter. In addition, the net interest margin expanded 31 basis points to 3.91%, compared to 3.60% for the prior year’s quarter. For the year ended December 31, 2017, net interest income increased $7.6 million to $45.9 million, and the net interest margin expanded 25 basis points to 3.83%. Each period benefited from strong loan growth, the rising interest rate environment and a stable cost of funds.
The yield on earning assets increased 31 basis points to 4.71% for the quarter ended December 31, 2017 compared to 4.40% for the prior year’s quarter. This increase was the result of strong commercial, residential mortgage and consumer loan growth over the prior year’s period and the benefit of a rising rate environment. Quarterly average commercial loans increased $85.5 million, average residential mortgage loans increased $55.6 million and consumer loans increased $18.8 million compared to the fourth quarter of 2016.
The cost of interest-bearing liabilities increased 2 basis points to 1.05% for the quarter ended December 31, 2017. While the cost of deposits increased 5 basis points to 0.88%, the cost of borrowed funds and subordinated debentures decreased 35 basis points compared to the prior year due to the modification of borrowings with the Federal Home Loan Bank (“FHLB”) and the addition of new borrowings at lower rates over the past year. The increase in the cost of deposits was primarily driven by the growth in savings deposits. The cost of interest-bearing liabilities may rise in the future due to competition for deposits and the rising rate environment.

Provision for Loan Losses
The provision for loan losses increased during the quarter and annual periods ended December 31, 2017 despite reduced net charge-offs, due to the growth in the loan portfolio. The provision for loan losses was $500 thousand and $200 thousand for each of the quarters ended December 31, 2017 and December 31, 2016, respectively. The provision for loan losses increased $430 thousand to $1.7 million for the year ended December 31, 2017 compared to the prior year period. Quarterly net charge-offs declined $249 thousand to $57 thousand from $306 thousand in the prior year’s quarter. Annual net charge-offs declined $727 thousand over the prior year period to $673 thousand for the twelve months ended December 31, 2017.

Noninterest Income
Noninterest income decreased $336 thousand to $2.0 million for the three months ended December 31, 2017 and declined $526 thousand to $8.3 million for the year ended December 31, 2017, compared to the same period last year due to a lower volume of sales of both mortgage and SBA loans, and lower gains on the sale of securities, partially offset by increased service and loan fee income.

Quarterly gains on the sale of mortgage loans declined $359 thousand and yearly gains declined $1.1 million compared to the prior year periods due to lower sales volumes in each period. During 2017, management elected to hold more of the residential loans it originates in portfolio for long term investment rather than sell the loans. In the twelve months ended December 31, 2017, $221.6 million in mortgage loans were originated with $82.1 million being sold for a net gain of $1.5 million. By comparison, $192.2 million in mortgage loans were originated in 2016, of which $108.1 million were sold for a gain of $2.6 million. Mortgage loan sale volume totaled $15.9 million for the three months ended December 31, 2017 compared to $31.5 million in sales in the prior year’s period.

Gains on the sale of SBA loans decreased due to a lower volume of loan sales this quarter compared with the prior year’s quarter. SBA loan sales totaled $3.7 million with net gains on sale of $268 thousand for the quarter ended December 31, 2017, compared to $6.4 million in sales and a net gain of $515 thousand in the prior year’s quarter. Gains on the sale of $19.4 million in SBA loans were $1.6 million for the full year 2017 compared to $2.1 million on $24.7 million in sales in the prior year.

Service and loan fee income increased $404 thousand and $1.1 million in the quarterly and annual periods, respectively due to increased loan application, interest rate swap, servicing and payoff fees.

Net security gains decreased $245 thousand and $362 thousand in the quarterly and annual periods, respectively.

Noninterest Expense
Noninterest expense increased $326 thousand, or 4.5%, to $7.6 million for the quarter and increased $2.4 million, or 8.7%, to $30.0 million for the year ended December 31, 2017 compared to the prior year periods. These increases are attributed to costs of expanding our retail branch and lending networks which resulted in higher compensation and furniture and equipment expenses.

Notable items for the periods include:

•
Compensation and benefits expense increased $633 thousand to $4.5 million for the three months ended December 31, 2017 and increased $2.2 million to $17.1 million for the year ended December 31, 2017. Compensation and benefit expenses have risen in each of these periods due to the addition of two new retail branches, and additional lending and operational staff. Our full-time-equivalent employees increased significantly to 199 in the 4th quarter from 166 in the 3rd quarter 2017 as we filled vacant positions. In addition, a bonus of approximately $150 thousand or $750 per non-executive employee will be paid in 2018 in response to the federal tax reform legislation.

•
Furniture and equipment expense increased $89 thousand and $379 thousand for the quarter and annual periods, respectively due to continued investment in technology in the form of equipment, network maintenance and software.

•
Loan collection and OREO expenses decreased $417 thousand and $191 thousand in the quarterly and annual periods as we continue to work through these credits, reduce our OREO inventory and the related expenses to maintain these properties

•	Deposit insurance expense declined for the quarter and annual periods.

•	Advertising expense increased $74 thousand for the quarter and $84 thousand for the annual periods due to supporting new markets and a larger branch network.

Income Tax Expense
On December 22, 2017, the “Tax Cuts and Jobs Act” was signed which lowered the corporate tax rate from 35% to 21%. Under ASC 740, Income Taxes, Unity was required to adjust its deferred income tax balances as of the enactment date, December 22nd, to reflect the lower tax rate of 21%. This adjustment resulted in a $1.7 million increase in income tax expense and an effective tax rate of 61.0% for the quarter and 42.5% for the year. Excluding this, our income tax expense was $2.2 million with an effective tax rate of 33.9% and $7.8 million with an effective tax rate of 34.8% for the quarter and year ended December 31, 2017. We expect that our net income will benefit from the lower tax rate in the future.

Financial Condition
At December 31, 2017, total assets were $1.5 billion, an increase of $265.6 million from year-end 2016:

•
Total loans increased $197.3 million or 20.3%, from year-end 2016 to $1.2 billion at December 31, 2017. Commercial, residential mortgage, consumer and SBA loan portfolios increased $97.8 million, $76.1 million, $18.3 million and $9.5 million, respectively. Our pipeline in all categories remains strong and loan growth is expected to continue in future quarters.

•
Total deposits increased $97.4 million or 10.3%, to $1.0 billion at December 31, 2017. Noninterest-bearing demand deposits, savings deposits and interest-bearing demand deposits have increased $40.2 million, $33.1 million and $19.3 million, respectively.

•	Borrowed funds increased $154.0 million to $285.3 million at December 31, 2017 due to increased overnight borrowings. These short-term, low cost borrowings were used to fund loan growth.

•	Shareholders’ equity was $118.1 million at December 31, 2017, an increase of $11.8 million from year-end 2016, due to retained net income.

•	Book value per common share was $11.13 as of December 31, 2017 compared to $10.14 at December 31, 2016.

•
At December 31, 2017, the leverage, common equity Tier I, Tier I and Total Risk Based Capital ratios were 9.37%, 10.81%, 11.75% and 12.87% respectively, all in excess of the ratios required to be deemed “well-capitalized”.

Credit Quality

•	Nonperforming assets totaled $3.4 million at December 31, 2017, or 0.29% of total loans and OREO, compared to $8.3 million or 0.85% of total loans and OREO at year-end 2016.

•	The allowance for loan losses totaled $13.6 million at December 31, 2017, or 1.16% of total loans compared to $12.6 million and 1.29% at December 31, 2016.

•
Net charge-offs were $57 thousand for the three months ended December 31, 2017, compared to $306 thousand for the same period a year ago. Annual net charge-offs were $673 thousand compared to $1.4 million for the prior year’s period.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $1.5 billion in assets and $1.0 billion in deposits. Unity Bank provides financial services to retail, corporate and small business customers through its 17 retail service centers located in Bergen, Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania. For additional information about Unity, visit our website at www.unitybank.com , or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

UNITY BANCORP, INC.
SUMMARY FINANCIAL HIGHLIGHTS
December 31, 2017

				Dec 31, 2017 vs.
				Sep 30, 2017	Dec 31, 2016
(In thousands, except percentages and per share amounts)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016%		%
BALANCE SHEET DATA:
Total assets	$1,455,496	$1,329,834	$1,189,906	9.4%	22.3%
Total deposits	1,043,137	1,043,632	945,723	—	10.3
Total loans	1,170,674	1,092,873	973,414	7.1	20.3
Total securities	69,800	72,105	61,547	(3.2)	13.4
Total shareholders' equity	118,105	115,814	106,291	2.0	11.1
Allowance for loan losses	(13,556)	(13,113)	(12,579)	3.4	7.8

FINANCIAL DATA - QUARTER TO DATE:
Income before provision for income taxes	$6,408	$5,771	$4,925	11.0	30.1
Provision for income taxes	2,175	2,014	1,765	8.0	23.2
DTA Tax Rate Adjustment	1,733	—	—	100.0	100.0
Net income	$2,500	$3,757	$3,160	(33.5)	(20.9)

Net income per common share - basic	$0.24	$0.36	$0.33	(33.3)	(27.3)
Net income per common share - diluted	$0.23	$0.35	$0.32	(34.3)	(28.1)

Performance ratios:
Return on average assets	0.74%	1.17%	1.07%	(36.8)	(30.8)
Return on average equity	8.54%	13.00%	13.47%	(34.3)	(36.6)
Efficiency ratio	52.45%	54.86%	59.90%	(4.4)	(12.4)
Net interest margin	3.91%	3.88%	3.60%	0.8	8.6
Noninterest expense to average assets	2.25%	2.35%	2.47%	(4.3)	(8.9)

FINANCIAL DATA - YEAR TO DATE:
Income before provision for income taxes	$22,433		$20,466		9.6
Provision for income taxes	7,807		7,257		7.6
DTA Tax Rate Adjustment	1,733		—		100.0
Net income	$12,893		$13,209		(2.4)

Net income per common share - basic	$1.22		$1.40		(12.9)
Net income per common share - diluted	$1.20		$1.38		(13.0)

Performance ratios:
Return on average assets	1.02%		1.17%		(12.8)
Return on average equity	11.47%		15.37%		(25.4)
Efficiency ratio	55.57%		56.51%		(1.7)
Net interest margin	3.83%		3.58%		7.0
Noninterest expense to average assets	2.23%		2.34%		(4.7)

SHARE INFORMATION:
Market price per share	$19.75	$19.80	$15.70	(0.3)	25.8
Dividends paid	$0.06	$0.06	$0.05	—	0.2
Book value per common share	$11.13	$10.94	$10.14	1.7	9.8
Average diluted shares outstanding (QTD)	10,794	10,761	9,878	0.3	9.3

CAPITAL RATIOS:
Total equity to total assets	8.11%	8.71%	8.93%	(6.9)	(9.2)
Leverage ratio	9.37%	9.70%	9.73%	(3.4)	(3.7)
Common equity tier 1 risk-based capital ratio	10.81%	11.27%	11.49%	-4.1	-5.9
Tier 1 risk-based capital ratio	11.75%	12.26%	12.58%	(4.2)	(6.6)
Total risk-based capital ratio	12.87%	13.30%	13.84%	(3.2)	(7.0)

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$3,420	$4,449	$8,287	(23.1)		(58.7)
QTD net chargeoffs (annualized) to QTD average loans	0.02%	0.07%	0.13%	(71.4)		(84.6)
Allowance for loan losses to total loans	1.16%	1.2%	1.29%	(3.3)		(10.1)
Nonperforming assets to total loans and OREO	0.29%	0.41%	0.85%	(29.3)		(65.9)
Nonperforming assets to total assets	0.23%	0.33%	0.7%	(30.3	) %	(67.1	) %

UNITY BANCORP, INC.
Reconciliation of GAAP vs. Non-GAAP Financials
December 31, 2017

	QTD	YTD	QTD	YTD	Current QTD vs. Prior Yr. QTD		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	Dec 31, 2017	Dec 31, 2017	Dec 31, 2016	Dec 31, 2016	$	%	$	%
GAAP
Income before provision for income taxes	$6,408	$22,433	$4,925	$20,466	1,483	30.1	1,967	9.6
Provision for income taxes	3,908	9,540	1,765	7,257	2,143	121.4	2,283	31.5
Net income	$2,500	$12,893	$3,160	$13,209	(660)	(20.9)	(316)	(2.4)

Effective tax rate	61.0%	42.5%	35.8%	35.5%

Net income per:
Common share - basic	$0.24	$1.22	$0.33	$1.40	(0.09)	(27.3)	(0.18)	(12.9)
Common share - diluted	$0.23	$1.20	$0.32	$1.38	(0.09)	(28.1)	(0.18)	(13)

Performance ratios:
Return on average assets	0.74%	1.02%	1.07%	1.17%		(30.8)		(12.8)
Return on average equity	8.54%	11.47%	13.47%	15.37%		(36.6)		(25.4)

NON-GAAP
Income before provision for income taxes	6,408	22,433	4,925	20,466	1,483	30.1	1,967	9.6
Provision for income taxes	3,908	9,540	1,765	7,257	2,143	121.4	2,283	31.5
Net income before nonrecurring adjustments	2,500	12,893	3,160	13,209	(660)	(20.9)	(316)	(2.4)
Nonrecurring adjustments:								—
DTA Tax Rate Adjustment	1,733	1,733	—	—	1,733	100.0	1,733	100.0
Gain on subordinated debenture	—	—	—	1,483	—	—	(1,483)	(100)
Adjusted net income	4,233	14,626	3,160	11,726	1,073	34.0	2,900	24.7

Effective tax rate	33.9%	34.8%	35.8%	28.2%

Performance ratios before nonrecurring adjustments:
Common share - basic	$0.40	$1.38	$0.33	$1.25	0.07	21.2	0.13	10.4
Common share - diluted	$0.39	$1.36	$0.32	$1.23	0.07	21.9	0.13	10.6

Performance ratios before nonrecurring adjustments:
Return on average assets	1.25%	1.15%	1.07%	1.04%		16.8		10.6
Return on average equity	14.46%	13.02%	13.47%	13.65%		7.3		(4.6)

UNITY BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2017

				Dec 31, 2017 vs.
				Dec 31, 2016		Dec 31, 2016
(In thousands, except percentages)	Dec 31, 2017	Dec 31, 2016	Dec 31, 2016%			%
ASSETS
Cash and due from banks	$23,701	$20,318	$22,105	16.7%		7.2%
Federal funds sold and interest-bearing deposits	126,553	84,512	83,790	49.7		51.0
Cash and cash equivalents	150,254	104,830	105,895	43.3		41.9
Securities:
Securities available for sale	53,493	52,750	40,568	1.4		31.9
Securities held to maturity	16,307	19,355	20,979	(15.7)		(22.3)
Total securities	69,800	72,105	61,547	(3.2)		13.4
Loans:
SBA loans held for sale	22,810	17,724	14,773	28.7		54.4
SBA loans held for investment	43,999	44,001	42,492	—		3.5
SBA 504 loans	21,871	22,239	26,344	(1.7)		(17.0)
Commercial loans	606,994	568,766	509,171	6.7		19.2
Residential mortgage loans	365,145	330,787	289,093	10.4		26.3
Consumer loans	109,855	109,356	91,541	0.5		20.0
Total loans	1,170,674	1,092,873	973,414	7.1		20.3
Allowance for loan losses	(13,556)	(13,113)	(12,579)	3.4		7.8
Net loans	1,157,118	1,079,760	960,835	7.2		20.4
Premises and equipment, net	23,470	23,080	23,398	1.7		0.3
Bank owned life insurance ("BOLI")	24,227	24,047	13,758	0.7		76.1
Deferred tax assets	4,017	5,842	5,512	(31.2)		(27.1)
Federal Home Loan Bank ("FHLB") stock	12,863	7,328	6,037	75.5		113.1
Accrued interest receivable	5,447	5,222	4,462	4.3		22.1
Other real estate owned ("OREO")	426	707	1,050	(39.7)		(59.4)
Goodwill and other intangibles	1,516	1,516	1,516	—		—
Other assets	6,358	5,397	5,896	17.8		7.8
Total assets	$1,455,496	$1,329,834	$1,189,906	9.4%		22.3%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$256,119	$258,519	$215,963	(0.9	) %	18.6%
Interest-bearing demand	164,997	166,529	145,654	(0.9)		13.3
Savings	396,557	403,871	363,462	(1.8)		9.1
Time, under $100,000	133,881	122,410	123,724	9.4		8.2
Time, $100,000 and over, under $250,000	70,481	71,155	75,567	(0.9)		(6.7)
Time, $250,000 and over	21,102	21,148	21,353	(0.2)		(1.2)
Total deposits	1,043,137	1,043,632	945,723	—		10.3
Borrowed funds	275,000	152,000	121,000	80.9		127.3
Subordinated debentures	10,310	10,310	10,310	—		—
Accrued interest payable	436	400	430	9.0		1.4
Accrued expenses and other liabilities	8,508	7,678	6,152	10.8		38.3
Total liabilities	1,337,391	1,214,020	1,083,615	10.2		23.4
Shareholders' equity:
Common stock	86,782	86,423	85,383	0.4		1.6
Retained earnings	31,117	29,260	20,748	6.3		50.0
Accumulated other comprehensive (loss)	206	131	160	NM		NM
Total shareholders' equity	118,105	115,814	106,291	2.0		11.1
Total liabilities and shareholders' equity	$1,455,496	$1,329,834	$1,189,906	9.4%		22.3%

Issued and outstanding common shares	10,615	10,586	10,477

UNITY BANCORP, INC.
QTD CONSOLIDATED STATEMENTS OF INCOME
December 31, 2017

				Dec 31, 2017 vs.
	For the three months ended			Sep 30, 2017		Dec 31, 2016
(In thousands, except percentages and per share amounts)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	$	%	$	%
INTEREST INCOME
Federal funds sold, interest-bearing deposits and repos	$257	$262	$79	$(5)	(1.9)%	$178	225.3%
FHLB stock	119	85	71	34	40.0	48	67.6
Securities:
Taxable	488	512	452	(24)	(4.7)	36	8.0
Tax-exempt	31	40	44	(9)	(22.5)	(13)	(29.5)
Total securities	519	552	496	(33)	(6.0)	23	4.6
Loans:
SBA loans	1,023	1,042	850	(19)	(1.8)	173	20.4
SBA 504 loans	280	287	306	(7)	(2.4)	(26)	(8.5)
Commercial loans	7,310	6,924	6,226	386	5.6	1,084	17.4
Residential mortgage loans	4,046	3,636	3,188	410	11.3	858	26.9
Consumer loans	1,490	1,407	1,064	83	5.9	426	40.0
Total loans	14,149	13,296	11,634	853	6.4	2,515	21.6
Total interest income	15,044	14,195	12,280	849	6.0	2,764	22.5
INTEREST EXPENSE
Interest-bearing demand deposits	183	168	147	15	8.9	36	24.5
Savings deposits	744	733	537	11	1.5	207	38.5
Time deposits	837	823	845	14	1.7	(8)	(0.9)
Borrowed funds and subordinated debentures	780	654	696	126	19.3	84	12.1
Total interest expense	2,544	2,378	2,225	166	7.0	319	14.3
Net interest income	12,500	11,817	10,055	683	5.8	2,445	24.3
Provision for loan losses	500	500	200	—	—	300	150.0
Net interest income after provision for loan losses	12,000	11,317	9,855	683	6.0	2,145	21.8
NONINTEREST INCOME
Branch fee income	354	355	329	(1)	(0.3)	25	7.6
Service and loan fee income	628	448	224	180	40.2	404	180.4
Gain on sale of SBA loans held for sale, net	268	385	515	(117)	(30.4)	(247)	(48.0)
Gain on sale of mortgage loans, net	343	392	702	(49)	(12.5)	(359)	(51.1)
BOLI income	181	111	94	70	63.1	87	92.6
Net security gains	(7)	53	238	(60)	(113.2)	(245)	(102.9)
Other income	270	264	271	6	2.3	(1)	(0.4)
Total noninterest income	2,037	2,008	2,373	29	1.4	(336)	(14.2)
NONINTEREST EXPENSE
Compensation and benefits	4,455	4,268	3,822	187	4.4	633	16.6
Occupancy	591	600	618	(9)	(1.5)	(27)	(4.4)
Processing and communications	659	656	647	3	0.5	12	1.9
Furniture and equipment	542	513	453	29	5.7	89	19.6
Professional services	298	247	266	51	20.6	32	12.0
Loan collection & OREO expenses	(30)	114	387	(144)	(126.3)	(417)	(107.8)
Other loan expenses	38	47	32	(9)	(19.1)	6	18.8
Deposit insurance	170	156	220	14	9.0	(50)	(22.7)
Advertising	321	299	247	22	7.4	74	30.0
Director fees	141	150	144	(9)	(6.0)	(3)	(2.1)
Other expenses	444	504	467	(60)	(11.9)	(23)	(4.9)
Total noninterest expense	7,629	7,554	7,303	75	1.0	326	4.5
Income before provision for income taxes	6,408	5,771	4,925	637	11.0	1,483	30.1
Provision for income taxes	2,175	2,014	1,765	161	8.0	410	23.2
DTA Tax Rate Adjustment	1,733	—	—	1,733	100.0	1,733	100.0

Net income	$2,500	$3,757	$3,160	$(1,257)	(33.5)%	$(660)	(20.9)%

Effective tax rate	61%	34.9%	35.8%

Net income per common share - basic	$0.24	$0.36	$0.33
Net income per common share - diluted	$0.23	$0.35	$0.32

Weighted average common shares outstanding - Basic	10,604	10,572	9,700
Weighted average common shares outstanding - Diluted	10,794	10,761	9,878

UNITY BANCORP, INC.
YTD CONSOLIDATED STATEMENTS OF INCOME
December 31, 2017

	For the twelve months ended December 31,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2017	2016	$	%
INTEREST INCOME
Federal funds sold, interest-bearing deposits and repos	$851	$214	$637	297.7%
FHLB stock	370	245	125	51.0
Securities:
Taxable	2,029	1,698	331	19.5
Tax-exempt	159	204	(45)	(22.1)
Total securities	2,188	1,902	286	15.0
Loans:
SBA loans	3,805	3,181	624	19.6
SBA 504 loans	1,177	1,356	(179)	(13.2)
Commercial loans	26,973	23,900	3,073	12.9
Residential mortgage loans	14,650	12,205	2,445	20.0
Consumer loans	5,296	4,021	1,275	31.7
Total loans	51,901	44,663	7,238	16.2
Total interest income	55,310	47,024	8,286	17.6
INTEREST EXPENSE
Interest-bearing demand deposits	665	537	128	23.8
Savings deposits	2,738	1,742	996	57.2
Time deposits	3,278	3,670	(392)	(10.7)
Borrowed funds and subordinated debentures	2,772	2,818	(46)	(1.6)
Total interest expense	9,453	8,767	686	7.8
Net interest income	45,857	38,257	7,600	19.9
Provision for loan losses	1,650	1,220	430	35.2
Net interest income after provision for loan losses	44,207	37,037	7,170	19.4
NONINTEREST INCOME
Branch fee income	1,384	1,269	115	9.1
Service and loan fee income	2,100	1,020	1,080	105.9
Gain on sale of SBA loans held for sale, net	1,617	2,099	(482)	(23.0)
Gain on sale of mortgage loans, net	1,530	2,621	(1,091)	(41.6)
BOLI income	469	378	91	24.1
Net security gains	62	424	(362)	(85.4)
Gain on repurchase of subordinated debt	—	2,264	(2,264)	(100.0)
Other income	1,108	985	123	12.5
Total noninterest income	8,270	11,060	(2,790)	(25.2)
NONINTEREST EXPENSE
Compensation and benefits	17,117	14,952	2,165	14.5
Occupancy	2,381	2,360	21	0.9
Processing and communications	2,551	2,628	(77)	(2.9)
Furniture and equipment	2,079	1,700	379	22.3
Professional services	1,022	976	46	4.7
Loan collection & OREO expenses	463	654	(191)	(29.2)
Other loan expenses	186	152	34	22.4
Deposit insurance	546	713	(167)	(23.4)
Advertising	1,179	1,095	84	7.7
Director fees	637
Other expenses	1,883	1,842	41	2.2
Total noninterest expense	30,044	27,631	2,413	8.7
Income before provision for income taxes	22,433	20,466	1,967	9.6
Provision for income taxes	7,807	7,257	550	7.6
DTA Tax Rate Adjustment	1,733	—	1,733	100.0
Net income	$12,893	$13,209	$(316)	(2.4)%

	For the twelve months ended December 31,
(In thousands, except percentages and per share amounts)	2017	2016
Effective tax rate	42.5%	35.5%

Net income per common share - basic	1.22	1.40
Net income per common share - diluted	1.20	1.38

Weighted average common shares outstanding - Basic	10,558	9,416
Weighted average common shares outstanding - Diluted	10,749	9,572

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
December 31, 2017

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	December 31, 2017			September 30, 2017
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold, interest-bearing deposits and repos	$61,621	$257	1.65%	$64,579	$262	1.61%
FHLB stock	7,523	119	6.28	5,697	85	5.92
Securities:
Taxable	65,967	488	2.93	67,178	512	3.02
Tax-exempt	5,469	47	3.41	6,234	60	3.82
Total securities (A)	71,436	535	2.97	73,412	572	3.09
Loans:
SBA loans	63,275	1,023	6.41	60,221	1,042	6.86
SBA 504 loans	22,038	280	5.04	22,596	287	5.04
Commercial loans	589,825	7,310	4.92	553,443	6,924	4.96
Residential mortgage loans	344,636	4,046	4.66	322,172	3,636	4.48
Consumer loans	109,300	1,490	5.41	106,976	1,407	5.22
Total loans (B)	1,129,074	14,149	4.97	1,065,408	13,296	4.95
Total interest-earning assets	$1,269,654	$15,060	4.71%	$1,209,096	$14,215	4.66%

Noninterest-earning assets:
Cash and due from banks	23,248			23,407
Allowance for loan losses	(13,373)			(13,053)
Other assets	65,785			57,179
Total noninterest-earning assets	75,660			67,533
Total assets	$1,345,314			$1,276,629

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$167,918	$183	0.43%	$160,184	$168	0.42%
Total savings deposits	406,281	744	0.73	406,064	733	0.72
Total time deposits	220,062	837	1.51	215,501	823	1.52
Total interest-bearing deposits	794,261	1,764	0.88	781,749	1,724	0.87
Borrowed funds and subordinated debentures	166,669	780	1.86	124,369	654	2.09
Total interest-bearing liabilities	$960,930	$2,544	1.05%	$906,118	$2,378	1.04%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	258,616			248,259
Other liabilities	9,615			7,598
Total noninterest-bearing liabilities	268,231			255,857
Total shareholders' equity	116,153			114,654
Total liabilities and shareholders' equity	$1,345,314			$1,276,629

Net interest spread		$12,516	3.66%		$11,837	3.62%
Tax-equivalent basis adjustment		(16)			(20)
Net interest income		$12,500			$11,817
Net interest margin			3.91%			3.88%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
December 31, 2017

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	December 31, 2017			December 31, 2016
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold, interest-bearing deposits and repos	$61,621	$257	1.65%	$73,087	$79	0.43%
FHLB stock	7,523	119	6.28	5,773	71	4.89
Securities:
Taxable	65,967	488	2.93	58,622	452	3.07
Tax-exempt	5,469	47	3.41	6,420	67	4.15
Total securities (A)	71,436	535	2.97	65,042	519	3.17
Loans:
SBA loans	63,275	1,023	6.41	59,519	850	5.68
SBA 504 loans	22,038	280	5.04	25,498	306	4.77
Commercial loans	589,825	7,310	4.92	504,331	6,226	4.91
Residential mortgage loans	344,636	4,046	4.66	289,028	3,188	4.39
Consumer loans	109,300	1,490	5.41	90,549	1,064	4.67
Total loans (B)	1,129,074	14,149	4.97	968,925	11,634	4.78
Total interest-earning assets	$1,269,654	$15,060	4.71%	$1,112,827	$12,303	4.40%

Noninterest-earning assets:
Cash and due from banks	23,248			24,851
Allowance for loan losses	(13,373)			(12,819)
Other assets	65,785			53,614
Total noninterest-earning assets	75,660			65,646
Total assets	$1,345,314			$1,178,473

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$167,918	$183	0.43%	$142,872	$147	0.41%
Total savings deposits	406,281	744	0.73	361,379	537	0.59
Total time deposits	220,062	837	1.51	230,594	845	1.46
Total interest-bearing deposits	794,261	1,764	0.88	734,845	1,529	0.83
Borrowed funds and subordinated debentures	166,669	780	1.86	125,440	696	2.21
Total interest-bearing liabilities	$960,930	$2,544	1.05%	$860,285	$2,225	1.03%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	258,616			218,216
Other liabilities	9,615			6,631
Total noninterest-bearing liabilities	268,231			224,847
Total shareholders' equity	116,153			93,341
Total liabilities and shareholders' equity	$1,345,314			$1,178,473

Net interest spread		$12,516	3.66%		$10,078	3.37%
Tax-equivalent basis adjustment		(16)			(23)
Net interest income		$12,500			$10,055
Net interest margin			3.91%			3.60%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
YEAR TO DATE NET INTEREST MARGIN
December 31, 2017

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the twelve months ended
	December 31, 2017			December 31, 2016
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold, interest-bearing deposits and repos	$70,139	$851	1.21%	$71,265	$214	0.30%
FHLB stock	6,230	370	5.94	5,241	245	4.67
Securities:
Taxable	66,107	2,029	3.07	61,053	1,698	2.78
Tax-exempt	6,225	240	3.86	7,649	307	4.01
Total securities (A)	72,332	2,269	3.14	68,702	2,005	2.92
Loans:
SBA loans	59,293	3,805	6.42	56,834	3,181	5.60
SBA 504 loans	23,654	1,177	4.98	27,135	1,356	5.00
Commercial loans	547,347	26,973	4.93	483,479	23,900	4.94
Residential mortgage loans	319,074	14,650	4.59	273,612	12,205	4.46
Consumer loans	102,898	5,296	5.15	84,222	4,021	4.77
Total loans (B)	1,052,266	51,901	4.93	925,282	44,663	4.83
Total interest-earning assets	$1,200,967	$55,391	4.61%	$1,070,490	$47,127	4.40%

Noninterest-earning assets:
Cash and due from banks	23,321			24,409
Allowance for loan losses	(13,033)			(12,841)
Other assets	58,481			50,103
Total noninterest-earning assets	68,769			61,671
Total assets	$1,269,736			$1,132,161

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$159,642	$665	0.42%	$133,212	$537	0.4%
Total savings deposits	397,250	2,738	0.69	328,486	1,742	0.53
Total time deposits	219,847	3,278	1.49	261,225	3,670	1.4
Total interest-bearing deposits	776,739	6,681	0.86	722,923	5,949	0.82
Borrowed funds and subordinated debentures	135,730	2,772	2.04	114,853	2,818	2.45
Total interest-bearing liabilities	$912,469	$9,453	1.04%	$837,776	$8,767	1.04%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	237,207			199,554
Other liabilities	7,609			8,895
Total noninterest-bearing liabilities	244,297			208,449
Total shareholders' equity	112,970			85,936
Total liabilities and shareholders' equity	$1,269,736			$1,132,161

Net interest spread		$45,938	3.57%		$38,360	3.36%
Tax-equivalent basis adjustment		(81)			(103)
Net interest income		$45,857			$38,257
Net interest margin			3.83%			3.58%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES
December 31, 2017

Amounts in thousands, except percentages	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$13,113	$12,800	$12,681	$12,579	$12,685
Provision for loan losses charged to expense	500	500	400	250	200
	13,613	13,300	13,081	12,829	12,885
Less: Chargeoffs
SBA loans	—	34	150	109	189
Commercial loans	—	31	120	76	19
Residential mortgage loans	50	5	—	—	101
Consumer loans	83	170	17	66	2
Total chargeoffs	133	240	287	251	311
Add: Recoveries
SBA loans	45	36	3	37	1
SBA 504 loans	—	2	—	—	—
Commercial loans	31	13	3	53	4
Residential mortgage loans	—	—	—	12	—
Consumer loans	—	2	—	1	—
Total recoveries	76	53	6	103	5
Net chargeoffs	57	187	281	148	306
Balance, end of period	$13,556	$13,113	$12,800	$12,681	$12,579

LOAN QUALITY INFORMATION:
Nonperforming loans (1)	$2,994	$3,742	$5,681	$7,758	$7,237
Other real estate owned ("OREO")	426	707	581	1,172	1,050
Nonperforming assets	3,420	4,449	6,262	8,930	8,287
Less: Amount guaranteed by SBA	27	27	41	60	60
Net nonperforming assets	$3,393	$4,422	$6,221	$8,870	$8,227

Loans 90 days past due & still accruing	$60	$2,216	$230	$—	$—

(1) Nonperforming TDRs included in nonperforming loans	—	—	—	—	153
Total TDRs	$—	$—	$—	$—	$153

Allowance for loan losses to:
Total loans at quarter end	1.16%	1.20%	1.22%	1.27%	1.29%
Nonperforming loans (1)	452.77	350.43	225.31	163.46	173.82
Nonperforming assets	396.37	294.74	204.41	142.00	151.79
Net nonperforming assets	399.53	296.54	205.75	142.97	152.90

QTD net chargeoffs (annualized) to QTD average loans:
SBA loans	(0.28)%	(0.01)%	1.06%	0.50%	1.26%
SBA 504 loans	—	(0.04)	—	—	—
Commercial loans	(0.02)	0.01	0.09	0.02	0.01
Residential mortgage loans	0.06	0.01	—	(0.02)	0.14
Consumer loans	0.30	0.62	0.07	0.28	0.01
Total loans	0.02%	0.07%	0.11%	0.06%	0.13%

Nonperforming loans to total loans	0.26%	0.34%	0.54%	0.78%	0.74%
Nonperforming loans and TDRs to total loans	0.26	0.34	0.54	0.78	0.74
Nonperforming assets to total loans and OREO	0.29	0.41	0.60	0.89	0.85
Nonperforming assets to total assets	0.23	0.33	0.49	0.73	0.70

UNITY BANCORP, INC.
QUARTERLY FINANCIAL DATA
NON-GAAP
December 31, 2017

(In thousands, except percentages and per share amounts)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
SUMMARY OF INCOME:
Total interest income	$15,044	$14,195	$13,477	$12,594	$12,280
Total interest expense	2,544	2,378	2,327	2,204	2,225
Net interest income	12,500	11,817	11,150	10,390	10,055
Provision for loan losses	500	500	400	250	200
Net interest income after provision for loan losses	12,000	11,317	10,750	10,140	9,855
Total noninterest income	2,037	2,008	2,021	2,204	2,373
Total noninterest expense	7,629	7,554	7,421	7,440	7,303
Income before provision for income taxes	6,408	5,771	5,350	4,904	4,925
Provision for income taxes	2,175	2,014	1,906	1,712	1,765
DTA Tax Rate Adjustment	1,733	—	—	—	—
Net income	$2,500	$3,757	$3,444	$3,192	$3,160

Net income per common share - Basic	$0.24	$0.36	$0.33	$0.30	$0.33
Net income per common share - Diluted	$0.23	$0.35	$0.32	$0.30	$0.32

COMMON SHARE DATA:
Market price per share	$19.75	$19.80	$17.20	$16.95	$15.70
Dividends paid	$0.06	$0.06	$0.06	$0.05	$0.05
Book value per common share	$11.13	$10.94	$10.64	$10.38	$10.14
Weighted average common shares outstanding - Basic	10,604	10,572	10,546	10,509	9,700
Weighted average common shares outstanding - Diluted	10,794	10,761	10,735	10,705	9,878
Issued and outstanding common shares	10,615	10,586	10,567	10,535	10,477

OPERATING RATIOS (Annualized):
Return on average assets	0.74%	1.17%	1.11%	1.07%	1.07%
Return on average equity	8.54	13.00	12.47	12.02	13.47
Efficiency ratio	52.45	54.86	56.41	59.08	59.90
Noninterest expense to average assets	2.25	2.35	2.39	2.50	2.47

BALANCE SHEET DATA:
Total assets	1,455,496	1,329,834	1,275,517	1,226,168	1,189,906
Total deposits	1,043,137	1,043,632	1,003,967	980,703	945,723
Total loans	1,170,674	1,092,873	1,046,804	1,000,677	973,414
Total securities	69,800	72,105	75,066	73,022	61,547
Total shareholders' equity	118,105	115,814	112,447	109,305	106,291
Allowance for loan losses	(13,556)	(13,113)	(12,800)	(12,681)	(12,579)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	4.71%	4.66%	4.58%	4.48%	4.40%
Interest-bearing liabilities	1.05	1.04	1.03	1.02	1.03
Net interest spread	3.66	3.62	3.55	3.46	3.37
Net interest margin	3.91	3.88	3.79	3.70	3.60

CREDIT QUALITY:
Nonperforming assets	3,420	4,449	6,262	8,930	8,287
QTD net chargeoffs (annualized) to QTD average loans	0.02%	0.07%	0.11%	0.06%	0.13%
Allowance for loan losses to total loans	1.16	1.20	1.22	1.27	1.29
Nonperforming assets to total loans and OREO	0.29	0.41	0.60	0.89	0.85
Nonperforming assets to total assets	0.23	0.33	0.49	0.73	0.70

(In thousands, except percentages and per share amounts)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
CAPITAL RATIOS AND OTHER:
Total equity to total assets	8.11	8.71	8.82	8.91	8.93
Leverage ratio	9.37	9.70	9.66	9.72	9.73
Common equity tier 1 risk-based capital ratio	10.81	11.27	11.32	11.46	11.49
Tier 1 risk-based capital ratio	11.75	12.26	12.34	12.53	12.58
Total risk-based capital ratio	12.87	13.30	13.59	13.78	13.84
Number of banking offices	18	17	17	17	17
Number of ATMs	19	18	18	18	18
Number of employees	199	166	186	181	184